                                                                   EXHIBIT 10.36

                             FIDELITY FEDERAL BANK
                           600 North Brand Boulevard
                           Glendale, California 91209



                                 August 3, 1994


Citadel Realty, Inc.
600 North Brand Boulevard
Glendale, California 91209
Attention: Mr. Steve Wesson

                Re: Real Estate Purchase Agreement (the "Purchase Agreement") dated as of August 3, 1994, by and between Fidelity Federal Bank, as Seller, and Citadel Realty, Inc., as Purchaser

Gentlemen:

     This letter is written with reference to the above-described Purchase Agreement, and constitutes a supplement and amendment to the Purchase Agreement.

     The parties to the Purchase Agreement acknowledge and agree that the Deeds have been recorded in the Counties in which the REO Properties are located, notwithstanding the fact that the cash portion of the Purchase Price has not been paid. The parties acknowledge and agree that the Purchase Agreement creates an enforceable obligation on the part of Purchaser to pay the cash balance of the Purchase Price to Seller, which such amount is required to be paid on August 4, 1994. The Purchaser Notes and the Purchaser Mortgages have been duly executed and delivered as of the date hereof.

     Notwithstanding the foregoing, in the event that the cash portion of the Purchase Price is not funded on August 4, 1994, then the acquisition of the REO Properties by the Purchaser shall be automatically rescinded, the Purchaser shall promptly reconvey all of its right, title and interest in and to the REO Properties to Seller, the Seller shall reconvey the Purchaser Mortgages and cancel the Purchaser Notes, and the parties hereby agree to take all such further acts and execute all such further documents as may be reasonably necessary, at the request of the other party, to

Citadel Realty, Inc.
August 3, 1994
Page 2

cancel and rescind the transactions taken under the Purchase Agreement.

     Except as set forth herein, the Purchase Agreement remains unmodified and in full force and effect. If this letter agreement comports with your understanding, please execute and return a copy to us for our files.

                                              Very truly yours,


                                              FIDELITY FEDERAL BANK, a
                                              Federal Savings Bank

                                              By: /s/ GODFREY B. EVANS
                                                 ---------------------------
                                              Its: Executive Vice President
                                                    and Secretary
                                                   -------------------------
                                              Agreed to this 3rd day of
                                              August, 1994.

                                              CITADEL REALTY, INC.,
                                              a Delaware corporation

                                              By: /s/ STEVE WESSON
                                                 ---------------------------

                                              Its: President and Secretary
                                                  --------------------------